Exhibit 5.1

STIBBE DRAFT 5 FEBRUARY 2021
Auris Netherlands IV N.V. Amsterdamsestraatweg 421 3551 CL Utrecht The Netherlands Subject to review of underlying documents and subject to internal review	Stibbe N.V. Advocaten en notarissen Beethovenplein 10 P.O. Box 75640 1070 AP Amsterdam The Netherlands T +31 20 546 0 606 F +31 20 546 0 123 www.stibbe.com Date [•] 2021
Auris Netherlands IV N.V. – Form F-1 Registration Statement – Exhibit 5.1 opinion

Ladies and Gentlemen,

(1)	We have acted as counsel with respect to matters of the laws of the Netherlands to Auris Netherlands IV N.V. (the "Issuer") in connection with the registration statement on Form F-1 under the Securities Act of 1933 of the United States (the "Securities Act") dated [●] 2021 (the "Registration Statement") in relation to (i) the issuance of [●] ordinary shares of the Issuer (the "Issuer Shares") in connection with the offering described in the Registration Statement and (ii) the sale by the selling shareholder identified below of [●] ordinary shares of the Issuer (the "Selling Shareholder Shares") in connection with the offering described in the Registration Statement.

This opinion is furnished to the Issuer in order to be filed by the Issuer as an exhibit to the Registration Statement with the United States Securities and Exchange Commission (the "Commission").

(2)	For the purpose of this opinion, we have examined and exclusively relied upon photocopies or copies received by fax or by electronic means, or originals if so expressly stated, of the following documents:

(a)	the Registration Statement;

(b)	the form of underwriting agreement among (1) the Issuer, (2) Auris Luxembourg III S.à r.l. (as selling shareholder) and (3) Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC (as representatives) (the "Underwriting Agreement");

(c)	the deed of incorporation of the Issuer dated 10 December 2020 and its articles of association (statuten) as amended on [●] 2021, which according to the Extract referred to below are the articles of association of the Issuer as currently in force;

(d)	the form of private deed of issue of shares pursuant to which the Company shall issue [●] new shares representing the Issuer Shares (the "Deed of Issuance");

Stibbe N.V. is registered with the Dutch Chamber of Commerce under number 34198700. Any services performed are carried out under an agreement for services (‘overeenkomst van opdracht’) with Stibbe N.V., which is governed exclusively by Dutch law. The general conditions of Stibbe N.V., which include a limitation of liability, apply and are available on www.stibbe.com/generalconditions or upon request.

(e)	a copy of the minutes of a meeting of the board of directors of the Company (the "Board") held on 4 February 2021, approving, inter alia, the contents of the then current draft Registration Statement and the first confidential submission thereof with the Commission on or around 8 February 2021;

(f)	[a copy of the minutes of a meeting of the Board held on [●] 2021 reflecting resolutions authorising, inter alia, [●];]

(g)	[a copy of the minutes of a meeting of the general meeting of the Company held on [●] 2021 approving, inter alia, [●];]

(h)	the board rules of the Issuer adopted by the Board on [●] 2021; and

(i)	an extract from the Trade Register of the Chamber of Commerce (Kamer van Koophandel, afdeling Handelsregister) relating to the Issuer dated the date hereof (the "Extract").

(3)	References to the Civil Code, the Bankruptcy Act and any other Codes or Acts are references to the Burgerlijk Wetboek, the Faillissementswet and such other Codes or Acts of the Netherlands, as amended. In this opinion, "the Netherlands" refers to the European part of the Kingdom of the Netherlands and "EU" refers to the European Union.

(4)	In rendering this opinion we have assumed:

(a)	the genuineness of all signatures on, and the authenticity and completeness of, all documents submitted to us as copies of drafts, originals or execution copies and the exact conformity to the originals of all documents submitted to us as photocopies or copies transmitted by facsimile or by electronic means;

(b)	that any and all authorisations and consents of, or other filings with or notifications to, any public authority or other relevant body or person in or of any jurisdiction which may be required (other than under the laws of the Netherlands) in respect of the Registration or the issuance of the Registration Shares have been or will be duly obtained or made, as the case may be; and

(c)	that the information set forth in the Extract is, and will be, complete and accurate on the date hereof and on the date of the Deed of Issuance and consistent with the information contained in the files kept by the Trade Register with respect to the Issuer, except for the issuance of the Issuer Shares and the appointment of any additional directors to the Board, in connection with the offering described in the Registration Statement, which have not yet been reflected in the Extract.

(5)	We have not investigated the laws of any jurisdiction other than the Netherlands. This opinion is limited to matters of the laws of the Netherlands as they presently stand. We do not express any opinion with respect to (i) any public international law or the rules of or promulgated under any treaty or by any treaty organisation, other than any provisions of EU law having direct effect; (ii) matters of competition law; and (iii) matters of taxation.

(2)

(6)	Based upon and subject to the foregoing and to the further qualifications, limitations and exceptions set forth herein, and subject to any factual matters not disclosed to us and inconsistent with the information revealed by the documents reviewed by us in the course of our examination referred to above, we are as at the date hereof of the following opinion:

(a)	the Issuer has been duly incorporated under the laws of the Netherlands as a public limited company (naamloze vennootschap); and

(b)	(1) when the Deed of Issuance has been duly executed and, upon payment in accordance with the definitive Underwriting Agreement, the Issuer Shares will have been validly issued, fully paid-up (volgestort) and non-assessable and (2) the Selling Shareholder Shares are validly issued and fully paid-up (volgestort) and non-assessable.

(7)	This opinion is subject to the following qualifications:

(a)	we express no opinion as to the accuracy of any representations given by the Issuer or any other party (express or implied) under or by virtue of the Registration Statement;

(b)	the opinions expressed above are limited and may be affected by any applicable bankruptcy (faillissement), suspension of payments (surseance van betaling), insolvency, out of court restructuring plan (onderhands akkoord) procedure, moratorium, reorganisation, liquidation, fraudulent conveyance, or similar rules and laws affecting the enforceability of rights of creditors generally (including rights of set-off) in any relevant jurisdiction including but not limited to section 3:45 of the Civil Code and section 42 of the Bankruptcy Act concerning fraudulent conveyance, the Temporary Covid 19 Social Affairs and Employment and Justice and Security Act (Tijdelijke Wet COVID 19 SZW en JenV) as well as by any sanctions or measures under the Sanctions Act 1977 (Sanctiewet 1977) or by EU or other international sanctions; and

(c)	the term "non-assessable" as used in this opinion is not a recognized legal term under Dutch law; in this opinion, the term "non-assessable" means that the issuer of a share does not have a statutory right to require the holder of such share to pay to the issuer any amount on such share (by reason only of being a holder of such share) in addition to the amount required to be paid for such share to be fully paid-up (volgestort), without prejudice – for the avoidance of doubt – to claims based on contract or tort.

(3)

(8)	In this opinion, Dutch legal concepts are expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. This opinion is given by Stibbe N.V. and each person accepting this opinion agrees that (i) any issues of interpretation or liability arising hereunder will be governed by the laws of the Netherlands and will be brought exclusively before a court of the Netherlands; and (ii) such liability, if any, shall be limited to Stibbe N.V. only, to the exclusion of any of its directors, partners, employees, shareholders and advisors or its or their affiliates and to the aggregate of the amount paid under Stibbe N.V.'s professional insurance in the particular instance and any applicable deductible payable by Stibbe N.V.

(9)	after the date hereof which may affect this opinion in any respect. This opinion is given for the purposes of the Registration Statement only and may not be disclosed or quoted to any person other than as an exhibit to (and together with) the Registration Statement.

(10)	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to our firm under the caption "Legal Matters" in the prospectus forming a part thereof and to the incorporation by reference of this opinion and consent as exhibits to any registration statement filed in accordance with Rule 424(b) under the Securities Act. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Yours faithfully,

Stibbe N.V.

(4)